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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July 10, 2002 (July 10, 2002)

Cogent Communications Group, Inc. __________________________ (Exact Name of Registrant as Specified in Charter)
1-31227 ________________________ (Commission File No.)
52-2337274 ________________________ (IRS Employer Identification No.)
Delaware ________________________ (State or Other Jurisdiction of Incorporation)
1015 31st Street N.W. Washington, DC 20007 ________________________ (Address of Principal Executive Offices)
(202) 295-4200 ________________________ (Registrant's telephone number, including area code)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

        On July 10, 2002, Cogent Communications Group, Inc. ("Cogent") dismissed its independent auditors, Arthur Andersen LLP ("Arthur Andersen"), and appointed Ernst & Young LLP to serve as its new independent auditors for the year ending December 31, 2002. The change in auditors will be effective immediately. Cogent's Board of Directors approved this decision.

        Cogent felt it necessary to select new independent auditors in light of the extraordinary circumstances presently surrounding Arthur Andersen, including Arthur Andersen's communications to the Securities and Exchange Commission that Arthur Andersen will cease practicing before the Commission by August 31, 2002.

        Arthur Andersen's reports on Cogent's consolidated financial statements for each of the years ended December 31, 2001 and December 31, 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the years ended December 31, 2001 and 2000, and the interim period between December 31, 2001 and the date of this Report on Form 8-K, there were no disagreements between Cogent and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        During the years ended December 31, 2001 and 2000 and through the date of this Report on Form 8-K, neither Cogent nor anyone acting on its behalf consulted Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Cogent's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)
Exhibits:

        Cogent provided Arthur Andersen with a copy of the foregoing disclosure. After expending reasonable efforts to obtain a letter from Arthur Andersen as required by Item 304(a)(3) of Regulation S-K, Cogent has been unable to obtain such letter and is not including such letter as an exhibit hereto in reliance on Item 304T of Regulation S-K.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COGENT COMMUNICATIONS GROUP, INC.
Date: July 10, 2002	By:	/s/ H. Helen Lee H. Helen Lee Chief Financial Officer & Treasurer

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  ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES